Exhibit 15.1

KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

September 10, 2018

General Electric Company
Boston, Massachusetts

Re: Registration Statement (No. 333-219657)

With respect to the subject registration statement, we acknowledge our awareness of the use on this Form S-3 of Westinghouse Air Brake Technologies Corporation of our report dated August 7, 2018 related to our review of interim financial information of GE Transportation (a carve-out business of General Electric Company).

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent auditor within the meaning of Sections 7 and 11 of the Act.

Yours truly,

/s/ KPMG LLP

Chicago, Illinois

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with
KPMG International Cooperative (“KPMG International”), a Swiss entity.